UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))

[X] Definitive Information Statement


                            SKYNET TELEMATICS, INC.
                 ------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                        SKYNET TELEMATICS, INC.
                         Administration Centre
                       Buckhurst, Westwood Lane
                 Normandy, Guildford, England  GU3 2JE

                                                       July 11, 2007

To the Shareholders:

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on June 28, 2007 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of Skynet Telematics, Inc.,a Nevada corporation ("Eaton" or the "Company"), that four (4) holders of approximately 72.3% of our capital stock as of the Record Date have given written consent to approve the following:

1. To reflect a hundred for one (100:1) reverse Stock Split on our common stock; and
2. To reflect that the Corporation's name be, and hereby is, changed to Brisam Corporation.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take stockholder action by written consent. Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the increase of authorized shares, the forward stock split and the corporate name change as described in this Information Statement.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is first being mailed or furnished to stockholders on or about July 12, 2007.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

By Order of the Board of Directors

/s/ Tomas George Wilmot
-----------------------
    Tomas George Wilmot
    President
    July 11, 2007

                    WE ARE NOT ASKING YOU FOR A PROXY
              AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                        SKYNET TELEMATICS, INC.
                         Administration Centre
                       Buckhurst, Westwood Lane
                 Normandy, Surrey, England  GU3 2JE

                       Phone: 011 44 1483 894900

                          INFORMATION STATEMENT
                        AND NOTICE OF ACTIONS TAKEN
              BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

This Information Statement is being provided to the Shareholders of Skynet Telematics, Inc. ("Skynet " or the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a meeting of shareholders, to approve the following:

1. To reflect a hundred for one (100:1) reverse Stock Split on our common stock; and
2. To reflect that the Corporation's name be, and hereby is, changed to Brisam Corporation.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                            SKYNET TELEMATICS, INC.
                            Administration Centre
                           Buckhurst, Westwood Lane
                       Normandy, Surrey, England  GU3 2JE


Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

Pursuant to the Company's Bylaws and the Nevada Corporate Law, the amendments to our Articles of Incorporation (the "Amendment") must be approved by the vote of the holders of shares representing a majority of the voting power of the common stock. The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.


Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, the Company had 500,000,000 authorized shares of common stock, of which 299,247,232 were issued and outstanding. The consenting stockholders, who consist of four (4) current stockholders of the Company, are collectively the record and beneficial owners of 216,748,023 shares, which represents approximately 72.3% of the issued and outstanding shares of the Company's outstanding common stock. The consenting stockholders voted in favor of the actions described by written consent, dated June 15, 2007. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares and change the name of the Company, in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

Outstanding Voting Stock of the Company
---------------------------------------

As of the Record Date, there were 299,247,232 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of
voting securities of the Company.   Each share of Common Stock entitles the
holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

The following Table sets forth the Common Stock ownership information as of June 27, 2007, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Percentage of Class is based on 299,247,232 issued and outstanding common shares.


Beneficial Ownership Table
--------------------------
                                                   Shares       Percentage
Name and Address of                              Beneficially       of
 Beneficial Owner                                  Owned         Class(1)
---------------------------                      ------------   ----------
Tomas Wilmot(2)                                  90,968,000     30.3%
Kevin Wilmot(2)                                  47,555,000     15.9%
Mark Dingley(2)                                  30,480,000     10.2%
Christopher Wilmot(2)                            47,745,023     15.9%
------------------------------------------------------------------------
Officers and directors as a group               216,748,023     72.3%

(1) Percentages are based on 299,247,232 issued and outstanding as of June 27, 2007
(2) c/o Skynet Telematics ,Administration Centre, Buckhurst Westwood Lane Normandy Surrey GU3 2JE, U.K.

===============================================================================

                  EXPLANATION OF ACTIONS TO BE TAKEN

                              ITEM 1
                         REVERSE STOCK SPLIT

The Board of Directors of the Company adopted a resolution to reverse split the Company's shares one hundred for one (100:1) as of July 23, 2007 (the Split "Record Date"). No shareholder will be reduced below ten (10) shares the holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the forward stock split, with all fractional shares rounded up.. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. In accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the forward stock split will not become effective until at least twenty (20) calendar days after the mailing of this Information Statement.


Purpose and Effect of Reverse Stock Split
-----------------------------------------

Our board of directors believes the hundred for one (100:1) reverse stock split is necessary to increase the effective marketability of its common stock to institutional buyers and to enhance the liquidity of the common stock so that the Company can better access capital markets. The Board of Directors believes that if the reverse stock split has the effect of increasing the trading price of the Company's Common Stock, the investment community may find our common stock to be more attractive, which could promote greater liquidity for our existing stockholders.

If the reverse stock split successfully increases the per share price of our Common Stock, the Board of Directors further believes such increase may facilitate future financings by the Company, and enhance the Company's ability to attract and retain employees and other service providers. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock will provide the Company with additional authorized but unissued shares which could be utilized for future product acquisitions or to otherwise raise funds to help build the Company's business objectives. The Company has no pre-arrangement to issue shares at this time.

Skynet will not issue any certificates representing fractional shares of Skynet's common stock in the transaction, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of Skynet. Any resulting fractional shares shall be rounded up. Any shareholder who owns
100 or fewer common shares will receive ten (10) shares. This reverse stock split will reduce the number of issued and outstanding common shares from 299,247,232 to 2,992,472 common shares and have no effect on the authorized number of shares.

The board of directors of Skynet may authorize, without further shareholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. Such issuance could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

Issuance of additional common stock may have the effect of deterring or thwarting persons seeking to take control of Skynet through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of Common Stock after giving effect to the Reverse Stock Split with the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, these change, include the reverse stock split will have on the market price of the Company's common stock.


                                  ITEM 2
                AMENDMENT OF THE ARTICLES OF INCORPORATION
                    TO CHANGE THE NAME OF THE COMPANY

The Board of Directors of the Company has adopted a resolution to change the name of the corporation from " Skynet Telematics, Inc." to "Brisam Corporation". The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to the Corporate Name Change. Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval. We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to change the name of the Company, provided, however, that in accordance with the requirements of the Securities Exchange Act of 1934 and Regulation 14C promulgated thereunder, the name change Amendment will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement. (See Exhibit A.)

The Corporate Name Change has been approved because the new name better represents the Company's business focus.

No Dissenter's Rights
---------------------

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.


Nevada Anti-Takeover Provisions
-------------------------------

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Skynet. Section 78.438 of the Nevada law prohibits the Company from merging with or selling more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Skynet shares, unless the transaction is approved by Skynet's Board of Directors. The provisions also prohibit Skynet from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Skynet.

Conclusion
----------

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of Skynet, Inc.


By:  /s/ Tomas George Wilmot
     --------------------------------
         Tomas George Wilmot
         President


Date:  July 11, 2007

Exhibit "A"

              ROSS MILLER
              Secretary of State
{STATE SEAL}  204 North Carson Street, Ste 1
              Carson City, Nevada 89701-4299
              (775) 684-5708
              Website: secretaryofstate.biz

---------------------------------------
-       Certificate of Amendment      -
- (PURSUANT TO NRS 78.385 AND 78.390) -
---------------------------------------

USE BLACK INK ONLY - DO NOT HIGHLIGHT      ABOVE SPACE IS FOR OFFICE USE ONLY


            Certificate of Amendment to Articles of Incorporation
                      For Nevada Profit Corporations
        (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)


1. Name of corporation:

   Skynet Telematics, Inc. (File Number #C2198-1990).


2. The articles have been amended as follows (provide article numbers, if available):

          ARTICLE I:  The name of the corporation shall be:

                           Brisam Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:
   72.3% in favor.
   ---------------

4. Effective date of filing (optional):           July 23, 2007
                                        --------------------------------
                                        (must not be later than 90 days
                                        after the certificate is filed)

5. Officer Signature (Required):   X /s/ Tomas George Wilmot
                                   -------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.